                                                                    EXHIBIT 10.1

                              TERMINATION AGREEMENT

DATE:               April [__], 2003 [Effective Date]

TO:                 COOPER CAMERON CORPORATION ("Cooper")
                    Telephone No.: (713) 513-3336
                    Facsimile No.: (713) 513-3355

                    Attention:  Mike Jennings, Vice President and Treasurer

FROM:               CREDIT LYONNAIS NEW YORK BRANCH ("CLNY")
                    Telephone No.: (212) 261-7426
                    Facsimile No.:  (212) 459-3167
                    Attention:  Ricardo L. Gomes

SUBJECT: Termination of two Share Swap Transactions having effective dates of March 15, 2002 and August 12, 2002 each as between Cooper and CLNY (collectively, the "Transactions")


WHEREAS, Credit Lyonnais purchased 1,006,500 shares (the "Hedge Shares") of Cooper common stock in market transactions at the inception of the Transactions to hedge its exposure under the Transactions;

WHEREAS, pursuant to the terms of the Transactions, the early termination of the Transactions requires Cooper to register the Hedge Shares for resale under the Securities Act of 1933, as amended; and

WHEREAS, Cooper filed a Registration Statement on Form S-3 with the Securities and Exchange Commission (the "SEC") on [April __, 2003] (the "Registration Statement"), which Registration Statement identifies Credit Lyonnais as the selling shareholder thereunder.

NOW, THEREFORE, the parties hereto wish to set forth the terms and conditions upon which the Transactions will be terminated. The purpose of this termination agreement (this "Termination Agreement") is to confirm the terms and conditions upon which the Cooper and CLNY agree to terminate the Transactions.

Capitalized terms used herein but not defined have the meaning set forth in the Transactions, and to the extent not therein defined, as defined in the Selling Shareholder Agreement among Cooper, Credit Lyonnais and Credit Lyonnais Securities (USA) Inc.

1.   Termination of the Transactions:

     (a) Sale by Credit Lyonnais. Commencing on the Exchange Business Day on which the SEC declares the Registration Statement effective (the "Effective Date"), Credit Lyonnais will use good faith and commercially reasonable efforts to sell the Hedge Shares in the manner indicated under the caption "Plan of Distribution" in the Prospectus. Credit Lyonnais will continue such sales until the Exchange Business Day on which the aggregate proceeds of such sales equals $[______] plus the cumulative Additional Amounts for each calendar day from and including the Effective Date to and including the Termination Date (as defined herein) (the "Termination Amount", and the number of Hedge Shares so sold, the "Sold Hedge Shares"). This sale shall take place on one or more Exchange Business Days as Credit Lyonnais may determine in its good faith and commercially reasonable discretion.

     The "Additional Amount" for each date of determination, commencing on the Effective Date, equals the aggregate Fixed Amounts less the aggregate proceeds of the sales of the Hedge Shares received by Credit Lyonnais as of the end of such day multiplied by ___% divided by 360.

     (b) Delivery of Remaining Hedge Shares. To the extent the Sold Hedge Shares are less than the Hedge Shares, Credit Lyonnais will deliver the remaining Hedge Shares (the "Remaining Hedge Shares") to Cooper within three Exchange Business Days of the final sale of the Sold Hedge Shares, free and clear without any further consideration.

     (c) Payment of Shortfall by Cooper. To the extent Credit Lyonnais sells all the Hedge Shares and the proceeds are less than the Termination Amount, Cooper shall deliver to CLNY, within three Business Days of notice, USD in an amount equal to the Termination Amount less the aggregate proceeds of the sales of the Hedge Shares.

     (d) Market Disruption Event; Updates to the Prospectus. Upon the occurrence of (i) a Market Disruption Event, (ii) any event or condition which makes it necessary to amend or supplement the Registration Statement or the related prospectus as contemplated by Section 3(c) of the Selling Shareholder Agreement or (iii) an order by Cooper to halt sales of Hedge Shares pursuant to Section 5 of the Selling Shareholder Agreement, Credit Lyonnais shall immediately cease its sales of the Hedge Shares, and shall resume such sales on the first succeeding Exchange Business Day on which there is no such event.

     For this Agreement, a "Market Disruption Event" means the occurrence or existence at any time during the regular trading session on the Exchange on any Exchange Business Day of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant Exchange or otherwise) in the Shares on the Exchange.

2.   Termination Date. When the final payments or deliveries contemplated in
     Section 1 above have been fully and finally made (the "Termination Date") CLNY and Cooper hereby agree that, as of the Termination Date: (a) the Transactions and all of the respective rights and obligations of CLNY and Cooper thereunder are cancelled and terminated; (b) CLNY releases and discharges Cooper from and agrees not to make any claim against Cooper with respect to any obligations of Cooper arising and to be performed in connection with the Transactions; and (c) Cooper releases and discharges CLNY from, and agrees not to make any claim against CLNY with respect to any obligations of CLNY arising and to be performed in connection with the Transactions. Each of CLNY and Cooper represents and acknowledges to the other that on and after the Termination Date, no amounts or deliveries are owed by CLNY or Cooper to the other with respect to the Transactions.

3. Representations and Warranties. Each of CLNY and Cooper hereby represents and warrants to the other party that:

     (a) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization;

     (b) it has full power, authority and right to execute, deliver and perform its duties and obligations under this Termination Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Termination Agreement;

     (c) the execution and delivery of this Termination Agreement by it and its performance of and compliance with the terms of this Termination Agreement will not constitute a default under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which it is a party or which may be applicable to it or any of its assets and to the extent it is a corporation, will not violate its certificate of incorporation, association or other constituent documents or by-laws;

     (d) this Termination Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligations of it, enforceable in accordance with its terms, except as enforcement may be limited by the applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity;

     (e) it is not in violation, and the execution and delivery of this Termination Agreement by it and its performance and compliance with the terms hereof will not constitute a violation, of any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over it or its properties, which violation would reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or operations of the it or its properties or on the performance of its duties hereunder;

     (f) there are no actions or proceedings against, or investigations of, it pending, or, to the knowledge of it, threatened, before any court, administrative agency or other tribunal (i) that could reasonably be expected to prohibit its entering into this Termination Agreement, or (ii) that could reasonably affect the performance by it of its obligations under, or the validity or enforceability against it of, this Termination Agreement; and

     (g) no consent, approval, authorization or order of any court or governmental agency or body is required by it for the execution, delivery and performance by it of, or compliance by it with, the Termination Agreement, or for the consummation of the transactions contemplated by this Termination Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained prior to the Effective Date.

The representations and warranties of each party set forth in this Section 3 shall survive the termination contemplated herein and shall survive the delivery of this Termination Agreement by the parties hereto.

4. Governing Law. This Termination Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of New York (without reference to its choice of law doctrine) Each party waives any right it may have to a trial by jury in respect of any proceedings relating to this Termination Agreement.


                                Very truly yours,

                                CREDIT LYONNAIS NEW YORK BRANCH

                                By:
                                   ---------------------------------------------
                                   Name:
                                   Title:

Agreed and Accepted By:
COOPER CAMERON CORPORATION

By:
   -----------------------------------------
   Name:
   Title: